EXHIBIT 24.10

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned, a director and the Chairman of the Board, Chief Executive Officer and President and Principal Executive Officer of Health Care REIT, Inc. (the “Company”), a Delaware corporation that is about to file with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, as amended, a Form 10-K Annual Report for the year ended December 31, 2010, hereby constitutes and appoints SCOTT A. ESTES, with full power to act, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in the capacities as director and Chairman of the Board, Chief Executive Officer and President and Principal Executive Officer, to sign such Form 10-K which is about to be filed, and any and all amendments to such Form 10-K, and to file such Form 10-K and each such amendment so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned hereunto sets his hand this 27th day of January, 2011.

/s/  George L. Chapman
George L. Chapman
Director, Chairman of the Board, Chief Executive
Officer and President and Principal Executive Officer